UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 22, 2003

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA

0-19179

56-1837282

(State or other

(Commission

(IRS Employer

jurisdiction

File Number)

 Identification No.)

of incorporation)

1000 PROGRESS PLACE NE

P.O. BOX 227

CONCORD, NORTH CAROLINA

28026-0227

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(704) 722-2500

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7.  Financial Statements and Exhibits.

(c)

Exhibits.

99.1

Press Release of CT Communications, Inc., dated July 22, 2003, reporting CT Communications, Inc.’s consolidated financial results for the second quarter of 2003.

99.2

Supplemental information prepared for use in connection with the financial results for the second quarter of 2003.

ITEM 9.  Regulation FD Disclosure.

This information set forth under “Item 9.  Regulation FD Disclosure” is intended to be furnished under said Item 9 and also under “Item 12.  Results of Operations and Financial Condition” in accordance with SEC Release No. 34-47583.  Such information, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of CT Communications, Inc., dated July 22, 2003, reporting CT Communications, Inc.’s consolidated financial results for the second quarter ended June 30, 2003.

On July 23, 2003, CT Communications, Inc. will hold an investor conference call and webcast to disclose financial results for the second quarter of 2003.  The Supplemental Information package for use at this conference call is attached and incorporated by reference herein as Exhibit 99.2.  All information in the Supplemental Information package is presented as of June 30, 2003, and CT Communications, Inc. does not assume any obligation to correct or update said information in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.

       (Registrant)

Date: July 22, 2003

By: /s/ Ronald A. Marino

Ronald A. Marino

Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.

Exhibit

99.1

Press Release of CT Communications, Inc., dated July 22, 2003, reporting CT Communications, Inc.’s consolidated financial results for the second quarter of 2003.

99.2

Supplemental information prepared for use in connection with the financial results for the second quarter of 2003.

Exhibit 99.1

CT COMMUNICATIONS PRESS RELEASE

For Immediate Release

July 22, 2003

Contact:

Jim Hausman

704.722.2410

Mark Hadley

704.722.3231

CT Communications Announces Second Quarter Results

CT Communications, Inc. (NASDAQ: CTCI) announces operating revenue for the quarter ended June 30, 2003 of $40.0 million, representing an increase of 8% compared to operating revenue of $37.1 million for the same period in 2002.  This $2.8 million increase in operating revenue was primarily attributable to a $1.5 million increase in competitive local exchange carrier (CLEC) revenue driven by collection of previously disputed carrier access billings and a 13% increase in access lines, a $0.8 million increase in wireless revenue driven by a 8% increase in customers and an increase in network traffic, a $0.6 million increase in Greenfield revenue driven by a 82% increase in Greenfield access lines, and a $0.2 million increase in internet and data revenue related to growth in digital subscriber line (DSL) customers.  This revenue growth was partially offset by a $0.3 million decrease in Concord Telephone revenue primarily related to a 4% decrease in access lines.

Operating income for the second quarter of 2003 was $5.1 million, a 16% increase from the $4.4 million in operating income reported in the second quarter of 2002.  Operating expense increased $2.1 million, primarily attributable to an increase in the number of customers in competitive businesses and a $0.8 million increase in depreciation and amortization expense.

Other income was $12.6 million in the second quarter of 2003 compared to $1.3 million in the second quarter of 2002.  The $11.3 million increase in other income was primarily due to a $12.9 million increase in gains on sales of securities related to the sale of ITC Holding Company in May of 2003, partially offset by an increase of $1.1 million in impairment charges on other investments.

Net income for the second quarter of 2003 was $10.4 million, or $0.55 per diluted common share, compared to $2.7 million, or $0.14 per diluted common share in the second quarter of 2002.

For the six months ended June 30, 2003, operating revenue was $78.6 million, an 8% increase compared to the same six-month period in 2002.  Operating income for the first two quarters of 2003 was $9.5 million, a 9% increase over the first two quarters of 2002.  Net income for the first two quarters of 2003 was $12.8 million compared to $5.4 million in the first two quarters of 2002.

“Through our continued focus on improving cash flows from operations, our recent agreement with WorldCom that resulted in the cancellation of a $17.7 million promissory note and the recent sale of our equity ownership in ITC Holding Company, we reduced long term debt by $37.7 million in the second quarter.  We plan to continue to profitably grow and mature our competitive businesses in the quarters ahead and maintain our focus on improving cash flows from our businesses,” said Michael R. Coltrane, President and Chief Executive Officer at CT Communications, Inc.

Results by business unit:

•

ILEC – (“Concord Telephone”)

Concord Telephone’s operating revenue of $23.6 million for the second quarter of 2003 decreased 1% from $23.9 million in the second quarter of 2002.  Operating income for the second quarter of 2003 was $7.1 million, a 30% operating margin, compared to operating income of $7.8 million and a 33% operating margin for the second quarter of 2002.  Concord Telephone ended the second quarter of 2003 with 116,862 access lines in service, a 3.7% decrease from the second quarter of 2002.  Concord Telephone ended the second quarter of 2003 with 84,686 long distance lines, a 1% increase over the second quarter in 2002.

•

CLEC – (“CTC Exchange Services”)

CTC Exchange Services’ operating revenue of $5.4 million for the second quarter of 2003 increased 39% compared to the second quarter of 2002 operating revenue of $3.9 million.  CTC Exchange Services recorded $0.5 million from previously disputed carrier access billings in the second quarter of 2003. Operating income for the second quarter of 2003 was $0.2 million compared to an operating loss of $1.9 million for the second quarter of 2002. CTC Exchange Services ended the second quarter of 2003 with 27,897 access lines in service, a 13% increase over the second quarter of 2002.  CTC Exchange Services ended the second quarter of 2003 with 14,649 long distance lines compared with 12,989 lines at the end of the second quarter in 2002.

•

Greenfield

Greenfield’s operating revenue of $1.6 million for the second quarter of 2003 increased 74% compared to $0.9 million in the second quarter of 2002.  Operating loss for the second quarter of 2003 was $1.4 million, a negative 87% operating margin compared to an operating loss of $1.3 million and negative 143% operating margin for the second quarter of 2002.   Greenfield ended the second quarter of 2003 with 7,961 access lines in service, an 82% increase over the second quarter of 2002.  Greenfield ended the second quarter of 2003 with 3,397 long distance lines compared with 1,622 lines at the end of the second quarter in 2002.  Greenfield signed three agreements in the second quarter of 2003 to end the quarter with 80 signed agreements representing an estimated 45,500 lines at completion of the projects.

•

Digital Wireless Service – (“CTC Wireless”)

CTC Wireless’ operating revenue of $6.8 million for the second quarter of 2003 increased 13% compared to $6.0 million in the second quarter of 2002.  Contributing to the increase in wireless revenue was a $0.3 million increase in roaming revenue and an 8% growth in wireless subscribers.  Operating income for the second quarter of 2003 was $0.8 million, an 11% operating margin, compared to $0.9 million and a 15% operating margin for the second quarter of 2002.   CTC Wireless ended the second quarter with 34,572 post pay subscribers, an 8% increase over the second quarter of 2002.

•

Internet & Data – ("CTC Internet Services")

CTC Internet Services’ operating revenue of $2.6 million for the second quarter of 2003 increased 8% compared to $2.4 million in the second quarter of 2002.  This $0.2 million increase in revenue was attributable to a 43% increase in DSL revenue to $0.8 million, partially offset by a decrease in dial-up, web development and web hosting revenue.  Operating loss for the second quarter of 2003 was $0.4 million, a negative 16% operating margin, compared to an operating loss of $0.4 million and a negative 17% operating margin for the second quarter of 2002.  CTC Internet Services ended the second quarter of 2003 with 8,546 DSL lines, an increase of 77% over the end of the second quarter of 2002.  Dial-up accounts decreased 10% to 11,983 and High Speed accounts decreased 6% to 565 at June 30, 2003 compared to June 30, 2002.

•

Other

Other operating expense for the second quarter of 2003 was $1.1 million compared to $0.7 million in the second quarter of 2002.  The $0.4 million increase in other operating expense was due primarily to legal and other expenses related to the WorldCom agreement and an increase of $0.1 million in depreciation and amortization expense.

In the second quarter of 2003, we recorded a $0.4 million charge, net of taxes, for anticipated losses from our discontinued WaveTel operations.  This charge is due to a decline in the commercial real estate market that has made the sub-leasing or lease termination of certain WaveTel properties more difficult than originally anticipated.

Future Period Guidance

We currently expect operating results to approximate the following during these future periods:

•

3rd Quarter 2003

o

Revenue of  $38 to $40 million

o

Operating income of $4.0 to $4.6 million

o

Consolidated earnings per share of $0.12 to $0.14

o

Capital expenditures of $7 to $9 million

•

Full Year 2003

o

Revenue of $155 to $158 million

o

Operating income of $17.5 to $19.5 million

o

Consolidated earnings per share of $0.92 to $0.96

o

Capital expenditures of $25 to $28 million

CT Communications will host a conference call to discuss the results of the second quarter on Wednesday, July 23, 2003 at 9:00 AM ET.  You are invited to listen to the conference call that will be broadcast live over the Internet at www.ctc.net.  If you are unable to listen during the live webcast, the call will be archived on the web site at www.ctc.net until August 31, 2003.  Additionally, a replay of the call will be available until 6:00 PM ET on Thursday, July 24th at 800-633-8284.  Enter reservation number 21155420.

CT Communications, Inc. is headquartered in Concord, N.C. and is a growing provider of integrated telecommunications services to residential and business customers located primarily in North Carolina.  CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance telephone services, Internet and data services and digital wireless services.

Certain statements contained in this press release are "forward-looking statements," within the meaning of federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions made by management about us, including, among other things, changes in industry conditions created by the Telecommunications Act of 1996 and related state and federal legislation and regulations, the impact of economic conditions related to financial performance of customers, business partners, competitors and peers within the telecommunications industry, the recovery of the substantial costs incurred over the past few years in connection with our expansion into new businesses, retention of our existing customer base and our ability to attract new customers, our ability to control pricing and product offerings in a highly competitive industry, the performance of our investments, rapid changes in technology, our ability to manage capital expenditures related to changes in technology, actions of our competitors, and the impact of economic and political events on our business, operating regions and customers, including terrorist attacks. In some cases, these forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words or other comparable words. These forward-looking statements may differ materially from actual events or results because they involve estimates, assumptions and uncertainties and should be viewed with caution. We undertake no obligation to update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Readers are also directed to consider the risks, uncertainties and other factors discussed in documents filed by us with the Securities and Exchange Commission, including those matters summarized under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2002.

CT Communications, Inc.

Consolidated Statements of Income

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30, 2003	(Restated) Three Months Ended June 30, 2002	% Change
Operating Revenue
ILEC Services	$23,568	$23,906	(1.4%)
CLEC Services	5,377	3,873	38.8%
Greenfield Services	1,565	902	73.6%
Digital Wireless Services	6,808	6,001	13.4%
Internet & Data Services	2,635	2,444	7.8%
Total Operating Revenue	39,953	37,126	7.6%

Operating Expense
ILEC Services	16,473	16,062	2.6%
CLEC Services	5,214	5,746	(9.3%)
Greenfield Services	2,934	2,188	34.1%
Digital Wireless Services	6,049	5,118	18.2%
Internet & Data Services	3,049	2,850	7.0%
Other	1,088	744	46.2%
Total Operating Expense	34,807	32,708	6.4%

Operating Income	5,146	4,418	16.5%

Other Income (Expense)
Investment, Equity Method	1,398	1,180	18.5%
Gains, Interest, Dividends	14,747	1,844	699.7%
Impairment On Investments	(1,273)	(171)	644.4%
Other Expenses, Principally Interest	(2,236)	(1,602)	39.6%
Total Other Income (Expense)	12,636	1,251	910.1%

Pre-Tax Income From Continuing Operations	17,782	5,669	213.7%
Income Tax Expense	7,000	2,237	212.9%
Income From Continuing Operations	10,782	3,432	214.2%
(Loss) From Discontinued Operations, Net Of Tax	(424)	(756)	(43.9%)
Net Income	$10,358	$2,676	287.1%
Weighted Average Diluted Shares	18,782	18,775
Diluted Earnings Per Diluted Common Share	$0.55	$0.14

CT Communications, Inc.

Consolidated Statements of Income

(unaudited, in thousands, except per share amounts)

	Six Months Ended June 30, 2003	(Restated) Six Months Ended June 30, 2002	% Change
Operating Revenue
ILEC Services	$47,100	$47,127	(0.1%)
CLEC Services	9,848	7,320	34.5%
Greenfield Services	2,877	1,702	69.0%
Digital Wireless Services	13,681	11,846	15.5%
Internet & Data Services	5,143	4,786	7.5%
Total Operating Revenue	78,649	72,781	8.1%

Operating Expense
ILEC Services	32,850	31,702	3.6%
CLEC Services	10,644	11,024	(3.4%)
Greenfield Services	5,416	4,249	27.5%
Digital Wireless Services	12,087	10,070	20.0%
Internet & Data Services	5,916	6,070	(2.5%)
Other	2,258	991	127.9%
Total Operating Expense	69,171	64,106	7.9%

Operating Income	9,478	8,675	9.3%

Other Income (Expense)
Investment, Equity Method	2,448	1,860	31.6%
Gains, Interest, Dividends	15,264	4,786	218.9%
Impairment On Investments	(1,284)	(705)	82.1%
Other Expenses, Principally Interest	(3,877)	(2,894)	34.0%
Total Other Income (Expense)	12,551	3,047	311.9%

Pre-Tax Income From Continuing Operations	22,029	11,722	87.9%
Income Tax Expense	8,765	4,620	89.7%
Income From Continuing Operations	13,264	7,102	86.8%
(Loss) From Discontinued Operations, Net Of Tax	(424)	(1,688)	(74.9%)
Net Income	$12,840	$5,414	137.2%
Weighted Average Diluted Shares	18,748	18,790
Diluted Earnings Per Diluted Common Share	$0.68	$0.29

CT Communications, Inc.

Consolidated Balance Sheets

(unaudited, in thousands)

	June 30, 2003	December 31, 2002
ASSETS
Cash And Cash Equivalents	$ 8,628	$ 7,652
Accounts Receivable And Unbilled Revenue, Net	20,556	22,289
Income Tax Receivable	-	3,007
Other Assets	9,164	8,220
Current Assets	38,348	41,168
Investment Securities	6,838	6,379
Investments in Unconsolidated Companies	13,945	12,729
Property, Plant and Equipment, Net	208,606	211,897
Other Assets	47,747	66,591
TOTAL ASSETS	$315,484	$338,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$ 5,117	$ 8,632
Customer Deposits	2,467	2,593
Accrued Expenses / Other	15,519	14,008
Current Liabilities	23,103	25,233
Long-Term Debt	90,000	127,697
Deferred Credits and Other Liabilities	30,737	25,633
Stockholders’ Equity	171,644	160,201
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$315,484	$338,764

CT Communications, Inc.

Customer Information

	At June 30, 2003	At June 30, 2002	% Change
ILEC Access Lines
Business Lines	29,373	31,458	(6.6%)
Residential Lines	87,489	89,905	(2.7%)
Total ILEC Lines	116,862	121,363	(3.7%)

CLEC Access Lines	27,897	24,605	13.4%

Greenfield Access Lines	7,961	4,386	81.5%

Total Wired Access Lines	152,720	150,354	1.6%

Wireless Subscribers	34,572	32,107	7.7%

Long Distance Lines
In ILEC	84,686	83,849	1.0%
In CLEC	14,649	12,989	12.8%
In Greenfield	3,397	1,622	109.4%
Total Long Distance Lines	102,732	98,460	4.3%

Internet Services Customers
Dial-Up	11,983	13,381	(10.4%)
DSL Lines	8,546	4,832	76.9%
High Speed	565	601	(6.0%)

Greenfield Projects

	# Lines In Service	Estimated Lines At Completion	# Of Projects
By Year Signed
1999	1,324	1,516	2
2000	3,289	11,947	18
2001	2,591	14,062	29
2002	753	13,246	24
2003	4	4,703	7
Totals	7,961	45,474	80

By Type
Mall	2,362	2,800	3
Single Family Homes	3,029	33,670	44
Multi-Dwelling Units	2,164	8,213	28
Business	406	791	5
Totals	7,961	45,474	80

CT Communications, Inc.

Other Selected Financial Data

(unaudited, in thousands)

Capital Expenditures

	Three Months Ended June 30, 2003	Three Months Ended June 30, 2002	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
ILEC	$2,868	$5,464	$6,176	$8,764
CLEC	209	1,086	465	1,586
Greenfield	1,003	2,725	2,149	4,831
Wireless	124	1,702	183	2,604
Internet	477	482	1,315	853
Other	567	3,429	736	8,684
Total	$5,248	$14,888	$11,024	$27,322

Depreciation & Amortization

	Three Months Ended June 30, 2003	Three Months Ended June 30, 2002	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
ILEC	$5,045	$4,929	$10,452	$9,847
CLEC	424	547	1,086	1,062
Greenfield	861	479	1,415	899
Wireless	437	278	800	478
Internet	501	348	972	791
Other	331	205	662	211
Total	$7,599	$6,786	$15,387	$13,288

Exhibit 99.2

CT Communications, Inc.

Supplemental Information

Second Quarter 2003

ILEC – Concord Telephone

	2Q 2003	2Q 2002	% Change
Cap Ex as % of Revenue	12.2%	22.9%
Business Access Lines	29,373	31,458	(6.6%)
Residential Access Lines	87,489	89,905	(2.7%)
Gross Adds	3,323	3,807	(12.7%)
Disconnects	4,470	4,274	4.6%
Net Adds/(Losses)	(1,147)	(467)	(145.6%)
Monthly Churn Rate	1.6%	1.2%
Long Distance Penetration	72.5%	69.1%
DSL Lines in ILEC	7,844	4,643	68.9%
DSL Penetration of ILEC lines	6.7%	3.8%
Avg. calling features (CF) per line	3.3	2.6	26.9%
Voice Mail Penetration	14.5%	13.2%

CLEC – CTC Exchange Services

	2Q 2003	2Q 2002	% Change
Cap Ex as % of Revenue	3.9%	28.0%
T-1/PRI Facility Based Lines	15,875	14,361	10.5%
B-1/R-1 Facility Based Lines	7,678	6,182	24.2%
Resale and UNE-P Lines	4,344	4,062	6.9%
Gross Adds	1,454	3,388	(57.1%)
Disconnects	857	967	(11.4%)
Net Adds/(Losses)	597	2,421	(75.3%)
Monthly Churn Rate	1.1%	1.4%
CLEC LD Lines	11,129	9,535	16.7%
Out of Area LD Only Lines	3,520	3,454	1.9%
LD Penetration of CLEC Lines	39.9%	38.8%

Greenfield

	2Q 2003	2Q 2002	% Change
Cap Ex as % of Revenue	64.1%	302.1%
Business Lines	3,557	2,757	29.0%
Residential Lines	4,404	1,629	170.3%
Gross Adds	1,289	994	29.7%
Disconnects	417	241	73.0%
Net Adds/(Losses)	872	753	15.8%
Monthly Churn Rate	1.9%	2.0%
LD Penetration of Grfld. Lines	42.7%	37.0%
Residential LD Penetration	56.2%	56.2%
Business LD Penetration	25.9%	25.6%
DSL Lines in Greenfield	695	189	267.7%
DSL Penetration of Total Lines	8.7%	4.3%

Digital Wireless – CTC Wireless

	2Q 2003	2Q 2002	% Change
Cap Ex as % of Revenue	1.8%	28.4%
Gross Adds	3,064	3,053	0.4%
Disconnects	2,476	2,371	4.3%
Net Adds/(Losses)	588	682	(13.8%)
Monthly Churn Rate	2.4%	2.5%
Subscriber Monthly ARPU	$42.85	$44.29	(3.3%)
Cell Sites	77	63	22.2%

Internet & Data – CTC Internet Services

	2Q 2003	2Q 2002	% Change
Cap Ex as % of Revenue	18.1%	19.7%
DSL Net Adds/(Losses)	791	935	(15.4%)
Dial-Up Net Adds/(Losses)	(280)	(589)	52.5%
High Speed Net Adds/(Losses)	(15)	(6)	(150.0%)